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                                                                  Exhibit (10-3)


                                   EXHIBIT  B

                                   ASSIGNMENT


For value received, Internet Communication Services, Inc. (the "Assignor") assigns to Telecom (AE) (the "Assignee"), a division of Wina Associates Limited, all interest in that certain Agreement to provide telecommunication services with La Opinion Tarleta Telefonica Telecard, Inc. ("La Opinion") as more fully shown in Exhibit A annexed hereto.

Assignor authorizes Assignee to notify La Opinion of this assignment and to advise La Opinion to make all future payments for services rendered after the Closing Date to Assignee.

IN WITNESS WHEREOF, Assignor has signed and sealed this instrument on March 29, 1996.


INTERNET COMMUNICATION SERVICES, INC.


/s/
Joseph A. Tortoretti, President


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